CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of the Mondrian International Equity Fund, a series of Gallery Trust, of our report dated December 26, 2017 relating to the financial statements and financial highlights, which appears in the Mondrian International Equity Fund’s Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “How do the Funds’ other service providers compare” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 7, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Laudus Trust of our report dated May 17, 2018, relating to the financial statements and financial highlights, which appears in Laudus Mondrian International Equity Fund’s Annual Report on Form N-CSR for the year ended March 31, 2018. We also consent to the reference to us under the heading “How do the Funds’ other service providers compare?” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

August 7, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Laudus Trust of our report dated May 17, 2018, relating to the financial statements and financial highlights, which appears in Laudus Mondrian Emerging Markets Fund’s and Laudus Mondrian International Government Fixed Income Fund’s Annual Report on Form N-CSR for the year ended March 31, 2018. We also consent to the reference to us under the heading “How do the Funds’ other service providers compare” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

August 7, 2018